UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2015

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1880 S. Dairy Ashford, Suite 300 Houston, Texas	77077-4760
(Address of principal executive offices)	(zip code)

(281) 674-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Clawback Policy

On March 4, 2015, the Board of Directors (the “Board”) of RigNet, Inc. (the “Company”) adopted a Clawback Policy (the “Clawback Policy”), effective as of March 4, 2015 (the “Effective Date”), for the recoupment of incentive-based compensation granted on or after the Effective Date (“Incentive Compensation”) from its current or former executive officers and such other senior executives and employees (“Covered Executives”) under certain circumstances. Pursuant to the Clawback Policy, the Company may demand repayment of any incentive-based compensation paid or granted to an executive officer of the Company, as such term is defined in accordance with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in the event of a restatement of the Company’s financial results. Under the Clawback Policy, the Company may recover short and long-term cash incentives, stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and/or performance units in excess of the Incentive Compensation that would have been paid or distributed according to the financial statements, as restated. The foregoing description of the Clawback Policy is qualified in its entirety by reference to the full text of the Clawback Policy, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Description

99.1	Clawback Policy adopted effective March 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ Martin L. Jimmerson, Jr.
Martin L. Jimmerson, Jr.
Chief Financial Officer

Dated: March 6, 2015

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Clawback Policy adopted effective March 4, 2015